SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of The
                      Securities Exchange Act of 1934


                      Date of Report:  April 11, 1997
                     (Date of earliest event reported)



                   NYLIFE REALTY INCOME PARTNERS I, L.P.
          (Exact name of Registrant as specified in its charter)



       Delaware                  0-16859                13-3410538
(State of Incorporation)  (Commission File No.)      (I.R.S. Employer
                                                   Identification No.)


   51 Madison Avenue, Room 1700
    New York, New York  10010
(Address of principal executive offices)          (Zip Code)


Registrant's Telephone Number, Including Area Code:  (212) 576-6456


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On April 11, 1997, NYLIFE Realty Partners I - General Partnership A (the "Cornell Joint Venture") sold the Cornell Plaza Office Building, along with the underlying land and related improvements (the "Cornell Building") located in Blue Ash, Ohio to ERI Cornell, Inc., an unrelated third party for approximately $7,500,000 in cash. It was previously reported in the Form 10-K for the fiscal year ended December 31, 1996 that the sale was expected to close on or before April 3, 1997. The disposition of the Cornell Building and the determination of the aggregate consideration was effected through a bidding process. The Registrant, NYLIFE Realty Income Partners I, L.P., as managing partner of the Cornell Joint Venture, has commenced the winding up and liquidation of the Cornell Joint Venture.


ITEM 7.   FINANCIAL   STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION   AND
          EXHIBITS.


          (c)  EXHIBITS.


EXHIBIT NO.    DESCRIPTION
-----------    ---------------------------

2.1 Agreement of Sale and Purchase dated February 28, 1997 by and between NYLIFE Realty Partners I - General Partnership
               (A) and ERI Cornell, Inc.


                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   NYLIFE REALTY INCOME PARTNERS I, L.P.


                                   By:  YLIFE Realty Inc.,
                                        General Partner




Date:  April 18, 1997              By:  /s/ Kevin M. Micucci
                                        -----------------------------------
                                        Kevin M. Micucci
                                        President and Chief Financial
                                          Officer


                             INDEX TO EXHIBITS



EXHIBIT NO.    DESCRIPTION
-----------    ---------------------------

2.1 Agreement of Sale and Purchase dated February 28, 1997 by and between NYLIFE Realty Partners I - General Partnership
               (A) and ERI Cornell, Inc.*


*Previously  filed  with Form 10-K for the fiscal year ended  December  31,
1996